January 6, 2026

First Sentier American Listed Infrastructure Fund

First Sentier Global Listed Infrastructure Fund

Advisors Series Trust

P.O. Box 701

Milwaukee, WI 53201

First Sentier American Listed Infrastructure Fund

First Sentier Global Listed Infrastructure Fund

Datum One Series Trust

333 S. Wabash Avenue

Chicago, IL 60604

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to Post Effective Amendment No. 2 to your Registration Statement on Form N-14 (File No. 333-288636), of our opinions, dated November 3, 2025, addressed to you as to certain tax matters related to the acquisition of the assets of (i) First Sentier American Listed Infrastructure Fund, a series of Advisors Series Trust, by First Sentier American Listed Infrastructure Fund, a series of Datum One Series Trust, and (ii) First Sentier Global Listed Infrastructure Fund, a series of Advisors Series Trust, by First Sentier Global Listed Infrastructure Fund, a series of Datum One Series Trust.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP